Exhibit 99.2

Transcript of

VirtualScopics, Inc.

2015 Annual Meeting

June 2, 2015

Participants

Greg Gribben – Corporate Secretary

Eric Converse – President and Chief Executive Officer

Jim Groff – Chief Financial Officer

Ron Way – Vice President of Operations

Michael Barret – Director of Data Management Team

Lianne Cox – Director of Project Management

Presentation

Eric Converse – President and Chief Executive Officer

Good morning, ladies and gentlemen. If you'll take your seats, we'll commence with the 2015 Annual Meeting of VirtualScopics, Inc. I'm Eric Converse, President and Chief Executive Officer of VirtualScopics. I would also like to welcome those of you who are joining us this morning via webcast. Today's meeting is being recorded, and a webcast and accompanying slide presentations will be archived on our investor relation's page at the conclusion of this meeting.

I thank everyone for joining us today, and we look forward to updating you on the progress of the company. At this time, I call this meeting to order.

I would like to take this opportunity to introduce my colleagues on the board: our Chairman, Chuck Phelps; Robert Klimasewski; Bruce Lev; Terence Walts; and our two new members, Michael Woehler and Andrew Levitch.

Ladies and gentlemen, each of you were given an agenda and a sheet entitled, "Rules of Procedure," and I ask that you please review these at this time. So that we may conduct an orderly meeting, we will first proceed with the business items of the meeting. Please save all questions that are not related to the matters presented for consideration by the stakeholders until the conclusion of this meeting.

I'd now like to introduce our Corporate Secretary, Greg Gribben [ph] to attend to some preliminary items of business concerning the meeting. Greg?

Greg Gribben – Corporate Secretary

Thank you, Eric. Ladies and gentlemen, notice of the meeting was duly and properly mailed on or about April 23, 2015. I have an affidavit to that effect on Continental Stock Transfer & Trust Company, the company's transfer agent. It mailed the notice to stakeholders on that date. These documents are available if any stockholder wishes to examine them, and they will be included in the minutes of the meeting.

The board has appointed an inspector of elections for this meeting to receive the proxies, judge the qualifications of voters, describe rules for voting, collect and count the votes, report in writing the results of ballots taken at the meeting and perform such other duties as may be required by the chairman of the board. Martha Bielski [ph] has been designated to act as Inspector of Elections. She assigned an oath of office agreeing to perform such duties, and the oath will be included in the minutes of the meeting. At this time, all persons holding proxies which they desire to have recorded, please hand them to Martha.

Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

A list of VirtualScopics stockholders of record as of the record date is at this meeting and open for inspection should any stockholder wish to examine it. I've been advised by the Inspector of Elections that prior to this meeting, 86% of the company's outstanding shares is present in person or by proxy. Since the majority of the voting shares are represented here today, a quorum is present, and the business of the meeting may proceed.

Eric?

Eric Converse – President and Chief Executive Officer

Okay. Let's move on to business. The notice of the annual meeting and proxy statement of VirtualScopics dated April 22, 2015, which was distributed to stakeholders along with proxy cards respite that there were three items of business to be voted upon today. First, we have the election of six directors as members of the board of directors to serve a one-year term: Eric Converse, Robert Klimasewski, Bruce Lev, Charles Phelps, Terence Walts and Michael Woehler have been nominated by the board of directors of the company to stand for election as directors.

The next item on the agenda is to ratify the appointment of Marcum LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

The last item on the agenda is to have a non-binding advisory vote approving the compensation of certain of our executive officers.

Since there are no other nominations or proposals that have been brought to the attention of the company, I hereby declare the nominations and proposals closed.

We will now proceed to ballot. The polls are now open here on June 2, 2015 at 10:02 a.m. on all of these matters and will remain open until everyone present has had an opportunity to vote. As stated in the notice of meeting and proxy materials, only stakeholders of record as of the record date are entitled to vote at the meeting. If your name does not appear on the list of stakeholders of record, you must present to the Inspector of Elections with your identification and the duly-issued proxy from a stockholder of record as of the record date in order to vote at the meeting. If you are a record holder and have already submitted a proxy, please inform the Inspector of Elections so that she may correctly reflect your vote in the vote count.

If you are a stockholder of record, please raise your hand if you need a ballot and identify yourself so the Inspector of Elections may verify your name on our list of stakeholders of record. Please return your ballots to the Inspector after voting. Since all stakeholders desiring to vote have done so, I will declare the polls closed. Will the Inspector of Elections please collect and tabulate all the votes? The Inspector of Elections will now tabulate the votes and provide us with a report following the management presentations.

There being no further business, I declare the meeting to be adjourned. We will hold an informal session with a business update from the management followed by the voting results.

I'm now going to turn to Slide 3. Today's presentation may contain forward-looking statements, and I ask that you review the Safe Harbor statement on the screen and forward-looking statements that may be made in our presentations today.

I'm turning to Slide 4, and I will be turning the meeting over to Jim Groff, our Chief Financial Officer, to provide a summary of the financial results of VirtualScopics. Jim?

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

Jim Groff – Chief Financial Officer

Thank you, Eric. Good morning. I would like to start off this morning by recapping some highlights from the first quarter of 2015 conference call. Let's turn to Slide number 5.

Revenues for the quarter ended March 31, 2015 were approximately $2.8 million as compared to $2.4 million for the quarter ended March 31, 2014 representing a $461,000 increase or 20% increase. This is a direct result from the increase on project bookings in 2014 as the sights are being trained, recruitment of participants has begun to produce studies and time points start to be received. Time points are the images received from the sites that we analyze and provide the data back to our customers. We are experiencing an increase in the number of time points received during the second quarter which we believe will continue going forward and is an indication of a positive trend.

Excluding the six-week retrospective Phase III breast cancer study, which generated over $1 million in revenue during the second quarter of 2013, this is the highest revenue achieved for a quarter since the third quarter of 2012, almost three years ago. We view this as a significant achievement.

The next item that I would like to point out is the improvement in our net loss, which was $552,000, down 14% from $647,000 in the prior year's quarter. The decrease in our net loss was related to increase in revenue and higher gross margin recognized during the first quarter of 2015 as compared to the first quarter of 2014. We believe this trend will continue throughout the year as we work our way towards profitability.

Let's now review the balance sheet on Slide number 6. As of March 31, 2015, we had a cash balance of $2.4 million as compared to $4 million at the close of 2014. Our cash balance declined during the first quarter of 2015 as a result of payments made during this period relating to previous year's expenses, continued losses and the timing of receivables. We anticipate the cash balance to decrease going forward as revenues continue to climb and expenses to support growth remain constant, therefore the funding of losses reduces.

As part of our efforts in managing our overall cash position, we are evaluating several credit facility financing options that have been presented to us from various financial institutions for which we expect to close within the next few months. A portion of the funding will be used for hardware and software investments in our infrastructure, which will further enhance our Phase III capabilities.

Additionally, the company has a strong balance sheet with no long-term debt and blue chip receivables represented by large pharmaceutical companies. These positive factors are useful in establishing debt financing without diluting the position of shareholders.

Overall, the first quarter of 2015 demonstrated considerable increase in revenues over the prior year's quarter and the highest quarter revenue recognized in years. As a result of this momentum, we believe we're on our way to return to a solid growth rate and profitability.

I will now turn it over to Eric. Please proceed to Slide number 7 in the presentation.

Eric Converse – President and Chief Executive Officer

Thanks, Jim. I'm now going to move to Slide number 8. I just want to report a little bit on the progress we made in 2014 because we're all very proud of the year we've delivered. One of the biggest issues or pieces we've developed is our alliances, and what these alliances have done is they’ve really helped strengthen our global offering, and the feedback from customers in the past about some of our global coverage and we feel that we addressed this this year with some of the new alliances.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

IXICO is the first one. They're the brain company. They're based in London. That gave us a European foothold. With that, they also brought software that we've been very keen to use which is TrialTracker. Some of my colleagues will speak to that later.

We've already had three wins in that alliance, which we're very encouraged by because it's just showing that we're taking traction on some of these alliances we're building. In addition to that, we met a company by the name of Micron in Japan mid-year. We had a project in Japan and we needed more boots on the ground there; we met them, we worked with them, and we've had a very successful delivery of a project there. As a result of that, we decided to make this also part of our commercial alliance. So, they have joined in the alliance we signed with IXICO and now the three of us are working on a global coverage. The nice part about that is underlying all of that we have a relationship with TTB, which is continuously creating more and more opportunities to us as a result of the alliance we've had with them for quite a few years.

One of the most important things we've done as well is investments on our infrastructure. What that’s done is it's really strengthened the backbone of this company. There's been a lot of attention this year on making sure that we're going to have the proper support for the new systems we're putting in because on top of that has been our investments in operational efficiency. As I just mentioned, TrialTracker is one of them. We've had a great achievement here with operational excellence, but what you really need to do is make sure that you become more efficient but at the same time not compromise any of the operational excellence that the team has built.

This business is a lot about our people, and getting out there and having our team meet with our customers has been a critical focus as well. We've had more face-to-face interactions with our customers this year because what we're doing is building their trust. I will tell you when I came on as CEO, when I went to meet the customers, they were more focused on their project management than they were who was leading this company because this project management team and the operations was really going to keep the trust in our customers and keep them coming back to us; getting our people out there to meeting with the sponsors face-to-face has been a very good decision on our part and we're seeing a lot of benefits coming back to us as a result.

I've also had someone mention to me this morning that they're seeing a lot more activity in the markets about our company. We have really stepped up our marketing campaign this year. Some of you may have already seen our new website. We have our direct marketing message which we focused quite a bit on early this year, and as many of you are also aware, we opened an office in New Hope last year.

This year we had recently a live seminar broadcast from New Hope. What was great about that is because we're right in the pharma corridor, we had people there from large pharma attending. What was also nice about our location is the next day we had a large pharma company come and present to us. That’s not something we were able to do here in Rochester. I think opening the office in New Hope is paying dividends already. The nice thing about that is when you're close to your customers, you're able to work with them, and as we say, collaboration is at our core and it's something we're pushing very much so through our interaction with our customers.

I'm now going to turn to Slide 9. This is my favorite part. Last year when we gathered for this meeting, I had members of the Image Science and Business Development teams here to present with me. Ed and John explained the complexity of the science, and Eric walked you through the sales process. It was the first time we included members of the management team in the shareholder meeting. We thought it would be helpful in order to allow our shareholders to get to know more of the team.

This year, we want to continue to introduce more of the team as our team is our greatest asset. No investment in infrastructure is more important than the investment we've made in human capital. Fortunately, we have been investing in operational improvements by way of infrastructure and our people. Today, I want to focus on the people.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

Ron Way, our Vice President of Operations and his team will speak for the majority of the meeting today, but before I hand over to Ron, I just want to make a few introductions to some of my colleagues so investors will see some of the faces behind our investments and the human capital over the past year. Today with us, we have a deepened strength in imaging science. Please [audio skipping] who joined us in July 2014 with a master's in biomedical engineering; and Dr. Jennifer Fox, PhD in neuroscience who joined us in March 2014. Both professionals have extended the coverage in our imaging science team as far as research and charter writing.

Also with us today is a 14-year veteran of VirtualScopics, Larry Molinelli, the Production Support Manager for imaging science. Larry transferred into imaging science this year and has been focused on developing a cardiac program with multiple modalities which include echo cardiac MRI, MUGA and our 2D speckle tracking. Larry also oversees more complicated MRI site training and the training of new radiologists.

Not present with us today is Dr. Vijay Shah who has been with VirtualScopics since January 2011 and has a PhD in computer engineering. Dr. Shah is not with us today as part of his increased responsibility over the past year now has him presenting at a conference in Toronto.

These individuals have helped strengthen our scientific credibility and capabilities. We welcome these additions and increased responsibility from existing colleagues and look forward to continue to strengthen the key department of VirtualScopics.

Next, I want to introduce you to Patrick Rox, Power Director of Software Development. Pat joined us in April 2014 with over 20 years of experience in software development. Pat is responsible for all the changes we have made to our platform and operational efficiencies with both in-house developments and third-party software. Pat brings with him an open mind to how best manage gains and operational efficiencies and embrace software packages, which can help increase these efficiencies much more quickly than an in-house development as we advance our goals and operational excellence. Pat's balanced approach on in-house versus buy has helped unify and focus the team under one goal of operational efficiency and the most cost efficient way to improve it.

We also have another familiar face with us, Therese Crilly who's been with the company over a dozen years. Therese leads the Incoming Image Quality Department and manages the technologists and radiologists for Image Analysis. Therese is also leading the recruitment of more specialized readers into our network as a result of customer feedback we've received over the past year.

I should also mention that it was Therese who originally requested more company training for everyone in order to give everyone a better understanding of what each person at the company does as part of the VirtualScopics machine. This is exactly the mindset we need in order to advance the quality of our team. Under the leadership of our management team, Therese's suggestion has become a policy and has led to further training and education among her VirtualScopics' colleagues. Unlocking this potential is an extreme source of pride for me.

Now, with a renewed focus on human resources, we added a Director to Human Resources last fall. Barbara Ulrich joined the team with a degree in organizational development and over 25 years' experience in a senior HR leadership role. Further, Barbara has recently achieved a new certification through the Society of Human Resources which less than 2% of senior HR professionals hold in the country. With this, Barbara sets an example of being in the top percentile among her HR colleagues in this society.

These professionals are a representation of the additional talent and the investment in existing talent we've achieved over the past year, and I'm extremely proud to call these people my colleagues.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

I'm now going to advance to Slide 10. Now, as I turn the presentation to Ron and his team, I just want to remind everyone that since Ron joined the team in January of 2011, we have been focused on improving our operational excellence. Four years later, under the leadership of Ron with his background as a Six Sigma Black Belt and his ability to develop individuals and deepen our [indiscernible], we have achieved a level of operational excellence which takes the complications associated with a clinical trial and breaks it down into a simple process which has performance metrics to assure that our processes are monitored and maintain the level of excellence our customers have grown to expect from its people and what keeps them coming back to us for repeat business.

I'll now turn it over to Ron and moving to Slide 11.

Ron Way – Vice President of Operations

Thank you, Eric. Good morning, everybody. This morning I'd like to discuss how we're working to achieve operational excellence.

I'm moving to Slide 12. I'll start by describing our process flow and try to simplify it by comparing it to a standard manufacturing process. I'll also discuss how we define and measure operational excellence and how we've invested in our people and software tools to achieve it. Finally, I'll introduce some key department heads that are leading the way on the path to excellence.

Let's move to Slide 13. It's easy to overcomplicate our process. We have thousands of active sites across approximately 120 trials. Each scan that comes in has to be matched and analyzed against a specific project protocol. Although some projects are similar, many require the development of customized software.

Up close, the process can become so complex it can be overwhelming, but if we can simplify the operations, we can apply some standard principles that will help us to achieve operational excellence. From the highest level, our finished products are the measurements resulting from the analysis. So, the process is simply images coming in and numbers going out.

A typical manufacturing process has suppliers, raw materials and production process that we use to a finished product. Our process is no different. The sites represent our suppliers, and after the site is selected, we need to provide them the exact specifications to produce raw materials. In our case, the specification is the imaging protocol that the site must follow to create top quality images for the patient. The raw material, the images, are received and checked against the specification. This is our incoming inspection process. Images that meet this specification move on to the next process. If an image fails QC, then the site is contacted to reconcile any issues.

Let's move to Slide 14. The raw material images move on to the next steps of the semi-automated manufacturing process. For VirtualScopics, we use multiple analysis platforms that have either been developed in house or purchased from a third party and integrated into our database. Along the way, at every step, quality control measures are built into the process steps to ensure conformance to specifications.

Finally, the measured values from the analysis are placed into a results grid consisting of rows and columns of numbers. This is our finished product. The delivery grid contains thousands, if not millions, of entries. Each of these entries must be perfect. For some companies, a Six Sigma quality level or a defect level of about three parts per million is a goal. For us, it's just our starting point. We can't afford to have any defect level.

So, how does this help us achieve operational excellence? By simplifying our process, we can use proven systems such as Lean Six Sigma to improve our process steps, improve efficiencies and achieve best in class operational excellence.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

Moving to Slide 15, we think there are three aspects to operational excellence. First is that everyone on the team is focused on meeting and exceeding customer requirements. Each day we need to do the right things to ensure that customer delivery is met. Second is that we cannot be satisfied with our present state. We must always look to improve.

Finally, our people have to be empowered to make the decisions needed to provide world-class customer service. Although getting there is difficult, it's easy to measure if you’ve achieved it. We must deliver quality data on time within budget on a consistent basis all of the time. We have hundreds of deliveries each month and achieve those goals greater than 99% of the time. We are consistently working toward perfection and our sponsors are noticing. This year, we have already exceeded our repeat customer business compared to 2014.

Let's move to Slide 16. We've been focusing on this path to operational excellence over the past four years. We'll get there by investing in our people and our systems. Our people have a passion for what we do. Everyone in the company understands the importance of our role in new drug approval process.

I spoke earlier about how we can compare our process to a standard manufacturing process that’s familiar to most people, but the fact is our job is about improving the lives of people, and what we deliver can't be held in your hand. We are constantly reminded of the special responsibilities that we have here.

Last month we were having our regular morning meeting that we have as a kickoff to establish the priorities for the day, and one of the project managers brought up that a technologist at a site was having some special difficulties matching the protocol, they needed a lot more support. The fact was she said that a little boy was coming in for the scan next week. One of our trainers volunteered to change his personal schedule to accommodate another training, and our data analysts knew that it would be also a long day to expedite the qualification images and documentation. This dedication and commitment is what makes us different. It's a culture that we have. It's in our DNA.

One of the ways that we continue that culture is through our interview process. A strong resume will get you consideration, but a commitment to customer service and exceeding customer expectations will be the quality that we're searching for. We need our sponsors to view us as partners and count on us to provide input into their projects. This collaboration is at our core.

Moving to Slide 17, we also have invested in our internal systems and tools. These systems allow us to create repeatable process steps that can easily be monitored. Each of our process steps have key performance indicators such as right first-time quality to help us improve our operations.

Eric Converse has spoken in the past about these investments. We have invested in improving our internally-developed platform, and today we introduced some of the people responsible for those improvements.

We also have added third-party tools that are now integrated into our database. These tools provide us with analysis options for each project. Our investment in TrialTracker and TrialWire, query management and site interface systems from IXICO, provide us with the ability to manage even more sites for larger late-based trials. All new projects are now scheduled to move on to the TrialTracker platform.

Moving to Slide 18, our plans are to add another third-party system into our portfolio solution. This new system provides more flexibility and efficiency while providing world-wide access. All of these systems provide us with increased efficiencies but not at the expense of quality. Quality continues to be the primary focus of everything that we do.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

Slide 19, in addition to our investment in tools, we also continue to invest in our people. We are providing support for our project managers to obtain the project manager professional certification. This PNP certification is global recognized and shows our sponsors that they are getting the most qualified resource to run their projects.

We also support our data analysts and maintaining their status as certified technologists. These investments in people, tools and systems is a basis for achieving operational excellence. We also continue to build our alliances. The PPD alliance is closing in on five years. We continue to grow this alliance to create a one-stop solution for our sponsors. The PPD alliance represents over 30% of our new awards in 2015.

About one year ago, we announced our alliance with IXICO, an imaging core lab located in the UK, and most recently we announced the partnership with Micron, an imaging core lab in Japan. These relationships improve our global reach and provide our sponsors with even more support.

Most importantly, with all of our partners, our focus is on operational excellence. We are working with each other to maintain the highest level of performance.

Move to Slide 20. To maintain these high levels of performance, you must have key performance indicators, or KPIs, to drive improvement. We must focus on the quality of our deliveries while delivering on time, but on-time deliveries aren't only to our external customers. It's also being on time internally. Each of our departments represent suppliers and customers to other areas within the company. We monitor these internal deliveries as well and strive for 100% conformance.

Frequently, sponsors require a fast response to the site per image quality or analysis. These quick turns can come in at any time during the day or weekend, and we must deliver. To date in 2015, we have met 100% on-time delivery for these critical images. Monitoring and improving performance will drive operational excellence and customer loyalty, and as I stated previously, our customer loyalty is training higher than ever before.

Slide 21, it's quality data, on-time, within budget, on a consistent basis, that’s what we strive for as operational excellence.

Slide number 22, I'd now like to introduce some of our department leaders, and first, Michael Barrett; he's the Director of our Data Management Team. Mike is a graduate of the Simon School of Business and has been with VirtualScopics for over 5 years, has over 25 years' experience in the health and clinical trial fields; he's a recognized experienced senior level leader. Mike leads the Data Management Team that’s responsible for setting delivery specifications and delivering results.

I'd now like to turn it over to Mike and I'm moving to Slide 23.

Michael Barret – Director of Data Management Team

Good morning, and thank you for this opportunity to present. As Ron indicated, I've been at VirtualScopics for a little over five years and I will say that I've never been more excited about the opportunities that we have in front of us right now.

Moving to Slide 24, data management, our job is really to translate all the complex aspects of the trial into a custom deliverable for each sponsor. Each deliverable is unique to its form and format and frequency. It involves a lot of collaboration, both internally within VirtualScopics as well as externally with our sponsor teams. Our job is to become part of their team, to really embed with their data management group so that they view us as a logical extension. In that role, we can listen and understand, but we can also advise.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

One of the huge advantages we have at a company like VirtualScopics is I've seen hundreds of trials, hundreds of specifications. Most of the people on the other side, during their entire career, might work on three or four projects that are sponsored. So, we bring to bear a lot of ability to collaborate and consult on behalf of the sponsors.

We engage early and we align. We also steer heavy efforts internal to VirtualScopics to get the project set up. We know the deliverables, we know the timeframe. We understand what's being built and what needs to be delivered, and we just want to make certain that that trial is ready to receive data and produce analysis results. So, in the end, we manage data, lots and lots of data.

Moving to Slide 25, what do we mean when we say data? That's a fairly nebulous term where it often starts with the image files, the raw materials. These image files are being captured all around the world. Many people on the [indiscernible] may have actually had an image taken very similar to what we see in a clinical trial. It's a CT, a computer tomography scan. It's an MRI, it's an x-ray, a DEXA scan.

Those are all components. Those are all the raw materials, and depending on the requirements of the trial, that’s what has to come to VirtualScopics, and as we like to say, nothing good happens until the data arrives so one of the investments we made this year was in a much simpler mechanism to get those files from around the world to VirtualScopics. That investment is a product called TrialTracker. I'm going to talk a little bit more about that specifically in a minute, but TrialTracker allows those images that are captured around the world to be transferred to us virtually in real time.

So, an image that’s acquired in Germany can end up in our lap ready for us to do one of the quick turns that Ron alluded to and be able to produce results quickly. In a lot of cases, it's the difference between an individual person being allowed to enroll in the trial or not because we do a lot of it inclusion, exclusion, which really means you have to, for example, beat a certain criteria that can be evaluated radiologically. So, these quick turns are really important because they're the difference between being in a trial and not in a trial. In other cases, they may be related to safety factors, which means that one of the aspects of the trial may have safety challenges with it especially the echocardiogram area.

As Ron alluded to, Larry has helped improve our responsibility, Larry Molinelli, our capabilities and managing quick turns on safety studies. So, we can very quickly indicate whether or not a person who's engaged in a clinical trial meets the profile or not.

Those images go right into our database at VirtualScopics, and as we like to say, images go in and numbers come out. It's really that simple. It’s kind of complicated, but it's really that simple.

The way those numbers get delivered back to those data transfer specifications I talked about before, the form, format and frequency, are in what we call a biomarker delivery. The term biomarker really means that we're delivering a result. We can charge more because we call it biomarker instead of result. This is the part you all are supposed to laugh. Just to put things in perspective, each of those deliveries can contain over a million discrete biomarkers, discrete pieces of information, so back to the theme lots and lots of data.

Moving to Slide 26, we also—not only do we manage lots of data, but we have to manage it perfectly. We have a term we use internally called Audit Ready Data Integrity. What that means is our data has to be able to stand the test of time. So, from the standpoint of how an audit occurs, the FDA starts with the data that we deliver to the sponsors. So, they start with our results from the sponsors' perspective. They then take the individual data that was delivered to the sponsor and they make us map it back painstakingly at the data element level, back to our database to show from whence it came.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

Then, it's a matter of fact that those image files that were being analyzed by our radiologists and technologists, and then ultimately, high back to the original image files, the raw material looking in the door. Processes mean we have to be audit ready at any time.

Moving on to Slide 27, this concept of audit ready is not just a theoretical thing. In October of last year, we had an FDA audit. I happened to be down in Disney World and got a text message from my boss, Ron Way, saying by the way, when you arrive back from Disney World, an FDA auditor will be coming in to audit a very large Phase III trial that we had. That’s the kind of notice you get. You don’t get a lot of ramp up. They're going to tell you we're going to be here on this day and they're going to be here.

This particular audit was conducted over a four-day period of time. It covered all aspects of the data life cycle, pretty much what I showed on the prior slide. Walked through the door with the data and walked out with an understanding of whether or not we had audit ready data. The results of that, there were no findings, and in the audit perspective, that’s a really good thing. No findings means that they were content and they were convinced that our processes were correct and that the data as submitted in support of this clinical trial by the sponsor was valid.

The FDA approved that new drug application NDA months ahead of schedule. This was a fast track project. That’s what we mean when we talk about being audit ready. You can also imagine that that engenders a lot of sponsor loyalty when you can stand up to the rigor of an FDA audit, and yes, we have received additional trials from this sponsor and we're very proud of that.

Moving on to Slide 28, we talk about investing in our people, and we say that our people are our strongest asset. Everybody says that; we mean it. And so, when you have somebody like Peggy Monroe who unfortunately couldn’t be here this morning, she has a personal obligation, Peggy is the kind of person that when she sees that says prove it. What Peggy wanted to do in her new role as Director of Commercialization managing our setup process, she wanted formal training and formal recognition to be able to do that.

Peggy joined VirtualScopics in 2006. She was a senior project manager starting in 2012, became my manager of commercialization and data management last year, and in the end of last year, toward the end of last year, she was sponsored by the company to go get her professional project management certification. To do that, you need a minimum of 35 hours of professional training in PMP, took well over 300 hours of preparation, homework if you will. It's a four-hour examination you have to sit for, and she earned her certification in December of 2014, and she did it in the first try.

This is us investing in Peggy; Peggy investing in the company. We have others in the company that have done this. This is what we mean when we say our people are our strongest asset and we are investing in them.

Moving on to Slide 29, we also talk about investing in infrastructure, and for several years, we listened. We listened while sites complained that our frontend process of getting the images in the door and resolving issues, queries if you will, with them was really lagging behind. We listened. Last year and the beginning of this year, we stopped listening and we started actually doing.

We hit a big investment in TrialTracker with Site Interface which has dramatically [indiscernible] to being able to be very efficient, very effective with the sites and have those sites be able to transfer those image files to us right away. When there are inevitable issues with queries, and a query is simply I got your data, there's a problem with it, the process of resolving those queries is very much like text messaging now, and without getting into the bones of the way it used to happen, it's literally an order of magnitude more effective and efficient than it was before, adds to our professional reputation.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

The interface itself provides a repository for all the electronic study documents which is really nice, so all in one place. It's a web-based system; you don’t need any special software. Those images themselves can be uploaded very readily through there. It's intuitive. We give them a guide; they train themselves to upload these images. It's really that simple.

When there are queries, they can—first off, the number of queries is significantly lower just because of the way the infrastructure works here but it also allows for a speedy resolution of data queries. The very first query we did on the system was resolved in 25 minutes, which just blew us away. Our average is now measured in hours, but to put it in perspective, it previously was measured in weeks.

Moving on to Slide 30, collaboration is at our core. We talked about that in here. We live it every day. So, the daily collaborations in my group with site management can manage the electronic data transfer and make sure that we have those sites ready when they're ready to capture that first image, that they're up and they're running and they're ready with TrialTracker.

The image science group, we work very closely with them to make sure that we're correctly translating the requirements of the study that people have worked so painstakingly to document into the proper data formats that are being delivered. From a sponsor perspective, it's a daily thing that we're working on data transfer specifications. It's never ended, and within the sponsor organization, there are dozens of organizations that feed that into their data transfer process and we're part of that team.

Software development, we work along with Pat Rox's team to make sure that the analysis is set up, any new software that needs to be required is on schedule and factored into the overall schedule to get that project up and running. We work closely with Lianne's team in project management who schedules those deliveries and make sure those deliveries occur on time and complete.

At the end of it, or course, is quality, which makes sure that my deliverables, every single thing that goes outside of the company, every single deliverable that goes outside of the company goes through data management and gets certified as being 100% in compliance with regulations and with contractual obligations. This happens all day every day across dozens of sponsors, hundreds of sites, thousands of subjects and millions of discrete data [indiscernible].

Moving on to Slide 31, so how do we know if we're doing this right? A couple things that we look at as they're key measurable for us is how easy for the sponsors to do business with because after all, if we're not, they're going to choose not to do business with us; it's really that simple. We've moved from as a company and certainly as a group from meeting the needs to delighting the customers. We're always trying to figure out how can we do this better, how can we respond better and faster and be more flexible than any other alternative they have. That’s what sets us apart from their other choices.

It's also very important that imaging sites recommend us. Probably not too big of a surprise that those imaging sites, that’s where the subject in a trial gets fed in from. That’s where the principal investigators, the key opinion leaders are located, and if they don’t like doing business with you, they’ll make it known to the sponsor. So, we work very hard to make sure that our sites that we work with recommend us and like doing business with us. We do that by being very respectful of their time and needs.

Those sites are doing not just clinical trial work; most of their day is just acquiring regular standard of care imaging. They're going to do a hundred things today; one of them is for us. So, if we don’t respect the fact that that one thing they're doing for us has to be easy and intuitive and straightforward, we're going to lose their share of mind. We work diligently to make sure we don’t.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

Of course, can we scale? We can't put something in place that just allows us to get through one large trial. We have to be ready to go from one to ten to a hundred, and that’s something we're always looking for both in terms of our tools as well as our processes. So, we're looking at inside of our group can we do this better, can we be more flexible, can we take steps out, but never, never using quality as a variable. We have to be perfect. Our slogan, our motto in data management is we deliver.

Thank you. I'd like to turn this back over now to Ron Way.

Ron Way – Vice President of Operations

Thank you, Mike. I'm moving to Slide 32. The second department leader that I'd like to introduce is Lianne Cox. She's our Director of Project Management.

She came to us in 2009, background in biology, and prior to VirtualScopics, she spent nine years at Tyco Electronics and Logistics. At VirtualScopics, she started as a project manager, then managed our newly formed site management group, and she was just recently promoted again to her current role and she's a respected leader with emphasized customer service.

I'd now like to turn it over Lianne. I'm advancing to Slide 33.

Lianne Cox – Director of Project Management

Thank you, Ron. Good morning, everyone. I'd like to start by thanking all of you here today and those attending remotely for giving us the opportunity to share with you some of our experiences, responsibilities and to introduce you to some of our team members.

Slide 34, what does a project manager at VirtualScopics do? If you ask this question to anyone on our Project Management Team, you may receive a very long answer. Our project managers hold their relationships with our sponsors' clinical trial teams and their imaging experts. They build trust and confidence by being knowledgeable in their field, accurate in their reporting and transparent in their communications.

Most of our project managers feel that they are part of the sponsor team as well as their team at VirtualScopics. It is a unique and rewarding position. Our project managers coordinate each study's scope of work with all of our internal teams.

As you just heard from Mike Barrett in Data Management, we have many departments that provide important work for our studies. Our project managers perform many activities on any given day including teleconferences, budgeting, risk management, data reporting. Our team is customer-minded and quality focused and we strive for excellence each day.

Moving to Slide 35, as I mentioned previously, relations are at the center of what project managers do both internally and externally with our sponsors and with our imaging sites that we work with. The characteristics shown in this slide are just some of the very important traits that are project management team is trained to and are ingrained in how we interact with our customers every day. As several of the presenters before me have noted, it really is our people that make us great.

I would like to now, very proudly, introduce some of our Project Management Team who have exemplified these traits the last year and whose dedication and commitment to our superior service have gained us great advantage in the industry.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

Slide 36, Alan Soanes; Alan is one of our managers of Project Management. Alan has been with VirtualScopics for almost four years and manages a team of nine project managers. Alan provides critical coaching and support to our entire team and he also engages with external teams. Alan has established a key relationship with one of the industry's leading imaging experts. This relationship was built on a strong foundation of trust and communication and has led to several imaging protocol collaborations and continued new awards.

Slide 37, Robin Mastin-Gill; Robin is our manager of Site Operations, and she's been with VirtualScopics for over six years. Robin has a strong background in regulated environments and training and has helped to ensure that our Site Management Team operates at the highest and most reliable level of service. Robin's team is responsible for building and maintaining the relationships with our imagine sites. Over the last year, the growth has been substantial, and the number of sites that we are working with has increased by over 50%. Robin and her team have acclimated to this growth flawlessly through continuous improvement efforts which have increased the efficiencies allowing our team to scale.

Slide 38, Michael Cox; Michael has been with VirtualScopics for over six years and is one of our Senior Project Managers. Michael works closely with several others on our team and has built and grown the repeat business and customer loyalty with a very important strategic sponsor. Michael's dedication to operational excellence has resonated with this account through process standardization and consistent and frequent communication. Our team that is dedicated to this sponsor was able to prove VirtualScopics' ability to perform on both large and complicated imaging studies. This has led to VirtualScopics' first program award as well as many others.

Slide 39, Danielle Staffo; Danielle has been with VirtualScopics for almost five years and works within our Project Management Team as a Project Manager Level II. Last year, Danielle was assigned to a study with a sponsor who had not previously worked with an imaging CRO. It was critical in this situation for Danielle to provide strong guidance throughout the study allowing the sponsor to feel comfortable and confident that the information and direction we provided was accurate. This study has proven to be very successful, and based on the great connection Danielle has built with the sponsor team, VirtualScopics was directly awarded a second, very large Phase III study a few months ago.

Slide 40, Mariah Kazabinski; [ph] Mariah, a Project Manager Level II has been with VirtualScopics for almost four years and works in our New Hope, Pennsylvania Office. Mariah accompanies our Business Development Team on many sponsor-facing meetings and she's well located in the northeast pharma corridor. She has worked very closely over the last year with several clinical teams from a leading pharmaceutical company. The collaboration between our two companies continues to grow because of Mariah's teamwork. We have seen significant increases in awarded studies from this sponsor since Mariah has been working with their team.

Slide 41, the five individuals sitting with us today, they're all very important but just a sample of the truly incredible Project Management Team that we have. I wish I could have brought each team member here today as each one has their own story about how they’ve helped to make our organization successful. Our team is dedicated, committed and customer focused, and our customers have seen and responded to that. We rely on this team to ensure our customers are happy and that they continue to come back to VirtualScopics for their imaging needs. This team is at the heart of our growing customer loyalty, and it's a true privilege to be a part of it.

Thank you. I'm going to turn the meeting back to Eric.

Eric Converse – President and Chief Executive Officer

Thank you, Lianne. I know she takes great pride in her team, and as she said, I know she wishes she could have all of them here. This is just an example or a sampling of the great project management and the greater good of operations we have.

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Transcript: VirtualScopics, Inc. 2015 Annual Meeting June 2, 2015

I just want to also mention you may know that some of our business development people are not here because they were recently in Asko in Chicago for the weekend with Erik Jensen, our VP of Sales and Marketing, and Erik has returned to pass the baton to me to go and meet the rest of the team in Toronto at another conference.

I'm going to turn now to Slide 42, and I'll be turning the meeting back to Greg Gribben and Ms. Bielski to report on the results of the voting.

Greg Gribben – Corporate Secretary

Thanks, Eric. I have the Inspector of Elections' report with the final results for today's meeting. Marty's going to bring them up to us.

Proposal number one was election of directors, and on that proposal, Eric Converse, Robert Klimasewski, Bruce Lev, Charles Phelps, Terence Walts and Michael Woehler have been duly elected as directors of the company. Andrew Levitch who serves as the designee of the holders of our Series C preferred stock was elected in February and will continue to serve in that capacity.

Proposal number two, Marcum LLP has been appointed as the company's independent registered public accounting firm.

Proposal number three, the compensation of certain of the company's executive officers has been approved.

I now turn the meeting back to Eric for some closing comments.

Eric Converse – President and Chief Executive Officer

I'll move to Slide 43. I'd like to end today's meeting with the following closing comments: our team has been through a year of transition and we're excited about the opportunities we've uncovered in this journey. We see a core business which is growing. We see growth in later-stage trials which means more revenue and better margin. We see investment opportunities to increase profitability and yet defend and maintain our operational excellence. We see customer relationships which are built on trust and collaboration and an atmosphere of a constant challenging ourselves and one another how we can do better.

We also see ourselves in a position to make a difference, not just to our shareholders but to a common cause in the fight against cancer and disease which touches everyone. On behalf of the board of directors, the management team and all of my colleagues at VirtualScopics, I would like to thank our customers for their confidence and ever-growing support, our alliance partners for working with us and our shareholders for your patience and support as we work to build long-term shareholder value. Thank you and have a great rest of the day.

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